File No. 333-_________

   As filed with the Securities and Exchange Commission on December 1, 1997.
   -------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.

                                   FORM S-1
                       REGISTRATION STATEMENT UNDER THE
                            SECURITIES ACT OF 1933


                         1ST ATLANTIC GUARANTY COMPANY
            (Exact Name of Registrant as Specified in Its Charter)

                                   Maryland
        (State or other Jurisdiction of Incorporation or Organization)

                                     6726
           (Primary Standard Industrial Classification Code Number)

                                  52-2064471
                    (I.R.S. Employer Identification Number)

                      3 Bethesda Metro Center, Suite 700
                              Bethesda, MD 20814
                                (301) 961-1999
         (Address, Including Zip Code, and Telephone Number, Including
            Area Code, of Registrant's Principal Executive Offices)

                               John J. Lawbaugh
                      3 Bethesda Metro Center, Suite 700
                              Bethesda, MD 20814
                                (301) 961-1999
           (Name, Address, Including Zip Code, and Telephone Number,
                  Including Area Code, of Agent For Service)

                                  Copies To:
                                  ----------

                             Richard T. Choi, Esq.
                        Freedman, Levy, Kroll & Simonds
                      1050 Connecticut Avenue, Suite 825
                            Washington, D.C. 20036
                                (202) 457-5142

Approximate Date of Proposed Public Offering: As soon as practicable after the effective date of this Registration Statement.

Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                       Cross-Reference Sheet Required by
                   Rule 404 under the Securities Act of 1933

 PART I

 Form S-1 Item No.                                  Caption In Prospectus
 -----------------                                  ---------------------
 1.  Forepart of Registration Statement and         Forepart of Registration
     Outside Front Cover Page of Prospectus         Statement; Cover Page

2.   Inside Front and Outside Back Cover            Table of Contents
     Pages of Prospectus

3.   Summary Information, Risk Factors and          Questions and Answers; The
     Ratio of Earnings to Fixed Charges             Certificates--At A Glance;
                                                    Special Risk Considerations

4.   Use of Proceeds                                The Company - Organization and
                                                    Operations; Investments

5.   Determination of Offering Price                Not applicable

6.   Dilution                                       Not applicable

7.   Selling Security Holders                       Not applicable

8.   Plan of Distribution                           How to Buy Certificates; Accessing
                                                    Your Account Value; Account Transactions

9.   Description of Securities to be                The Certificates; General
     Registered                                     Terms and Conditions; Reserves;
                                                    Accessing Your Account Value; Account
                                                    Transactions

10.  Interests of Named Experts and Counsel         Not applicable

11.  Information With Respect to the                Not applicable except for items (a),
     Registrant                                     (e), (j), (k), (l), (m) and
                                                    (n); as to the latter, see below

     (a)                                            The Company - Organization and
                                                    Operations; Special Risk
                                                    Considerations; The Certificates;
                                                    General Terms and Conditions

     (e)                                            Financial Statements

     (j)                                            Special Risk Considerations

     (k) - (l)                                      The Company - Directors and Officers

     (m)                                            The Company - Organization and
                                                    Operations

     (n)                                            Management - Related Party
                                                    Transactions

12.  Disclosure of Commission Position on           Not applicable
     Indemnification For Securities Act
     Liabilities

PART II

Information required to be set forth in Part II is set forth under the appropriate item, so numbered in Part II of this Registration Statement.

                             SUBJECT TO COMPLETION


                       1ST ATLANTIC GUARANTY CORPORATION

                                                      [PRELIMINARY] PROSPECTUS

                                                        ________________, 1998


This   Prospectus   describes   four   types   of   face-amount   certificates
("Certificates") currently offered by 1st Atlantic Guaranty Corporation ("1st Atlantic Guaranty" or "Company"):

                  o  ACCUMULATOR CERTIFICATES
                  o  GROWTH CERTIFICATES
                  o  RESERVE CERTIFICATES
                  o  GOLD CERTIFICATES

You can use the Certificates to lock-in competitive interest rates GUARANTEED BY THE COMPANY, for one or more renewable terms of varying length to suit your needs. SEE "The Certificates." Like any securities investment, the Certificates involve certain risks that you should consider. SEE "Special Risk Considerations."

Please read this Prospectus carefully before you invest and keep it for future reference. No one has the authority to change the terms and conditions of the Certificate as described in this Prospectus, or to bind the Company by any statement not in it.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. THE COMPANY HAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC") A REGISTRATION STATEMENT RELATING TO THE SECURITIES DESCRIBED IN THIS PROSPECTUS. NO ONE MAY SELL OR ACCEPT OFFERS TO BUY THE SECURITIES DESCRIBED IN THIS PROSPECTUS UNTIL THE REGISTRATION STATEMENT, AS AMENDED, BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BY ANY SALE OF THESE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL.

NEITHER  THE SEC NOR ANY STATE  REGULATOR  HAS  APPROVED  OR  DISAPPROVED  THE
SECURITIES DESCRIBED IN THIS PROSPECTUS OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE CERTIFICATES ARE BACKED BY THE ASSETS OF THE COMPANY. THEY ARE NOT INSURED OR GUARANTEED BY THE FEDERAL GOVERNMENT OR ANY GOVERNMENT AGENCY.


                          [OUTSIDE FRONT COVER PAGE]

CERTIFICATE INTEREST RATES

As of the date of this Prospectus, the available interest rates for each type of Certificate are set out below. Different rates may apply to your Certificate, depending on when you purchase it. Please call us at 1-888-74-YIELD or 301-215-7515 to find out what our current interest rates are.


   ACCUMULATOR CERTIFICATE:
   ---------------------------------------------------------------------------------------------
                                                              Interest Rate/Guarantee Period
   Amount Of Principal Investment                          1 Year    3 Years   5 Years   10 Years
   ------------------------------                          ------    -------   -------   --------

                              [To be supplied by amendment.]
   ---------------------------------------------------------------------------------------------


   GROWTH CERTIFICATE:
   ---------------------------------------------------------------------------------------------
                                                              Interest Rate/Guarantee Period
   Amount Of Principal Investment                          1 Year    3 Years   5 Years   10 Years
   ------------------------------                          ------    -------   -------   --------

                              [To be supplied by amendment.]
   ---------------------------------------------------------------------------------------------


   RESERVE CERTIFICATE:
   ---------------------------------------------------------------------------------------------
                                                              Interest Rate/Guarantee Period
   Amount Of Principal Investment                          1 Year    3 Years   5 Years   10 Years
   ------------------------------                          ------    -------   -------   --------

                              [To be supplied by amendment.]
   ---------------------------------------------------------------------------------------------


  GOLD CERTIFICATE:
   ---------------------------------------------------------------------------------------------
                                                              Interest Rate/Guarantee Period
   Amount Of Principal Investment                          1 Year    3 Years   5 Years   10 Years
   ------------------------------                          ------    -------   -------   --------

                              [To be supplied by amendment.]
   ---------------------------------------------------------------------------------------------

                           [INSIDE FRONT COVER PAGE]

 TABLE OF CONTENTS

 Description                                                           Page
 -----------                                                           ----
 Glossary
 Questions and Answers
 Special Risk Considerations
 The Certificates
       At A Glance
       Accumulator Certificates
       Growth Certificates
       Reserve Certificates
       Gold Certificates
 General Terms and Conditions
       Face-Amount
       Account Value
       Principal Investments
       Additional Investments
       Interest Rates
       Guarantee Periods
       Maturity Date
       Fees and Charges
       Other Terms and Conditions
 Performance
 How to Buy Certificates
       Through the Company
       Through Authorized Sellers
       Affinity Groups
       Investment Amounts
       Canceling Your Order
 Accessing Your Account Value
       Interest Withdrawals
       Principal Withdrawals
       Withdrawal Amounts
       Penalty for Early Withdrawal
       Affect on Interest Rates
       Requesting a Withdrawal
 Account Transactions
       Transferring Ownership
       Exchanging Certificates
 Tax Matters
 The Company
       Organization and Operations
       Directors and Officers


                                       3



 Management
       Board of Directors
       Committees of the Board of Directors
       Investment Adviser
       Atlantic Capital
       Related Party Transactions
 Reserves
 Investments
       Types of Investments
       Investment Practices
       Custody of Assets
 Investor Services
       Automatic Investments
       Direct Deposits
       Inquiries
       Reports
Independent Auditors
Financial Statements
The Company and Its Service Providers

GLOSSARY


The following is a glossary of terms frequently used in this Prospectus:

ACCOUNT VALUE - your principal investments(s), plus accrued interest, less withdrawals and applicable fees and charges.

CERTIFICATE - one of the four different Certificates offered by this Prospectus, namely, the Accumulator, Growth, Reserve, or Gold Certificates.

CERTIFICATE ANNIVERSARY - one or more 12 month periods following the Effective Date of your Certificate.

COMPANY - 1st Atlantic Guaranty Corporation.

EFFECTIVE DATE - the first day of the month following the date we accept your application to purchase a Certificate, unless we accept your application on the first day of the month, in which case the latter will be the Effective Date of your Certificate.

FACE-AMOUNT - the amount that you invest at the time you purchase your Certificate, or, in the case of the Accumulator Certificate, the sum of the installments you agree to make during the life of the Certificate. You select the face-amount subject to certain minimum and maximum limitations.

GUARANTEE PERIOD - a time period that you select to lock in the interest rate applicable to your principal investment for that period.

INTEREST RATE - the rate of interest that you earn on your Certificate. We guarantee the interest rate for the Guarantee Periods that you select. Interest compounds monthly, based on a 30 day month and a 360 day year.

INTEREST RATE DATE - the date on which we set the interest rate available under the Certificates, generally, the first and third Monday of each month.

MATURITY DATE - the date on which the Certificate matures. Each Certificate matures 20 years after its Effective Date.

MINIMUM INTEREST RATE - the minimum rate of interest you will earn during any Guarantee Period, i.e., 6% for the Reserve Certificate and 4.5% for each other Certificate.

OUR, US, WE - 1st Atlantic Guaranty Corporation.

PRINCIPAL, PRINCIPAL INVESTMENT - the amount of your initial and any subsequent investment. For purposes of these definitions, we treat interest that has accrued during a Guarantee Period as principal for the next Guarantee Period to which it is applied.

SERVICE OFFICE - the department of 1st Atlantic Guaranty Corporation responsible for administering and servicing the Certificates. The address and telephone numbers of our Service Office are Bethesda Metro Center, Suite 700, Bethesda, MD 20814 (1-888-74-YIELD or 301-215-7515).

SURRENDER VALUE - the amount of your Account Value, less any applicable withdrawal charge and early withdrawal penalty.

YOU, YOUR -- a current or prospective Certificate owner.

QUESTIONS AND ANSWERS


WHO IS 1ST ATLANTIC GUARANTY? 1st Atlantic Guaranty is a Maryland corporation registered with the SEC as a face-amount certificate company, which is a type of investment company. Like other investment companies, 1st Atlantic Guaranty invests the monies that it receives from investors in a portfolio of securities issued by other companies. It also invests in other types of assets, including real estate and real estate loans. SEE "The Company" and "Investments."

WHAT ARE THE CERTIFICATES? The Certificates are basically guaranteed fixed-income securities. When you buy a Certificate, you are buying a guarantee by the Company, backed by its assets, to pay you the amount of your principal investment (known as the "face-amount"), plus accrued interest (less any withdrawals and applicable fees and charges), when your Certificate matures. We currently offer four different Certificates that you can select from to suit your needs. SEE "The Certificates" and "General Terms and Conditions."

WHAT ASSETS BACK THE COMPANY'S GUARANTEES? The Company maintains reserves to meet its guarantees under the Certificates. These reserves consist primarily of income-producing instruments such as government and corporate bonds, preferred stock, and real estate mortgages. SEE "Reserves" and "Other Terms and Conditions" under "General Terms and Conditions."

WHY BUY A CERTIFICATE? We guarantee Certificate interest rates that are generally higher than those available through bank certificates of deposits ("CDs") or U.S. Treasury obligations ("Treasuries"). SEE "Interest Rates" under "General Terms and Conditions." The Certificates also have several features that can give you more investment flexibility than are available through CDs and Treasuries. SEE "The Certificates" and "General Terms and Conditions." SEE ALSO "Special Risk Considerations."

HOW IS INTEREST PAID? You can elect to withdraw the interest earned on your Certificate on a monthly, quarterly, or annual basis during the life of your Certificate, provided you maintain an Account Value of at least $10,000. You can also allow your interest to accumulate up to the Maturity Date of your Certificate. Interest compounds monthly. SEE "Interest Withdrawals" under "Accessing Your Account Value."

WHAT FACTORS AFFECT THE INTEREST I CAN EARN? The amount of interest you can earn will depend on the type of Certificate you select, the amount you invest, the available interest rates, and the length of time you decide to lock in the interest rate. You will always earn at least the Minimum Interest Rate for each Certificate, subject to the terms and conditions described herein. SEE "The Certificates" and "General Terms and Conditions."

WHO MANAGES THE COMPANY? The Board of Directors ("Board") of the Company is primarily responsible for the management of the Company. The Board has established an Investments Committee, which oversees the investment activities of the Company. Spears, Benzak, Salomon & Farrell, a division of Key Asset Management, Inc. ("Adviser"), manages the Company's securities portfolio. As of _______________, 1997, the Adviser managed approximately __ billion in assets, including __ billion in investment company assets. The Company's wholly- owned subsidiary, Atlantic Capital Funding Corporation ("Atlantic Capital"), manages the Company's real estate loan portfolio. SEE "Management."

HOW DO I BUY, REDEEM, OR EXCHANGE CERTIFICATES? You can purchase and redeem Certificates, or exchange one Certificate for another, by contacting our Service Office. SEE "How to Buy Certificates," "Accessing Your Account Value," and "Account Transactions." Certain minimum and maximum investment requirements apply to each Certificate. SEE "At A Glance" under "The Certificates." In addition to a withdrawal charge, a penalty may apply for early withdrawals of principal. SEE "Fees and Charges" under "General Terms and Conditions" and "Penalty for Early Withdrawal" under "Accessing Your Account Value."

SHOULD I BUY A CERTIFICATE? Before purchasing a Certificate, you should consider whether the Certificate suits your financial objectives, particularly in light of the amount of your purchase and the long-term nature of the Certificates. You should not rely on the Certificates for short-term financial needs. The Certificates are intended to be part of a well-balanced, comprehensive investment program. SEE "Special Risk Considerations," immediately below.


SPECIAL RISK CONSIDERATIONS


As with any security that you buy, you bear certain risks when you invest in a Certificate. We highlight below certain risks that you may find prudent to consider before investing in a Certificate.

OPERATING HISTORY. The Company is newly formed, which means it has no operating history or "track record." This fact is common to all new investment companies.

PORTFOLIO INVESTMENTS. We expect to meet our obligations under the Certificates through earnings on our portfolio investments. Because our guarantees under the Certificates are backed only by our assets, you bear a number of portfolio investment risks. These include, for example, (i) market risk (i.e., the risk that the market value of one or all of our investments might decline), (ii) credit risk (i.e., the risk that an issuer of a security that we purchased might default), (iii) liquidity risk (i.e., the risk that one or more of our investments might not be liquid at the time necessary to meet our payment obligations), (iv) interest rate risk (i.e., the risk that interest rates might move in a direction that causes an adverse effect on our investments), and (v) valuation risk (i.e., the risk that one or more of our investments might be overvalued). We will try to minimize these risks by following certain investment guidelines established by federal law and administered by the SEC. SEE "Investments." Failure of the Company's portfolio investments to generate adequate earnings may limit our ability to pay competitive interest rates and could conceivably prevent the Company from meeting its obligations under the Certificates, including the payment of principal and interest.

COMPETITIVE FACTORS. There are but a handful of face-amount certificate companies in existence today. One company, IDS Certificate Company, dominates the face-amount certificate industry. In addition, there exist a number of financial products, such as CDs and insurance products, that offer investors a guaranteed fixed rate of return. Our principal means of competing is by offering attractive interest rates on our Certificates and responsive customer service.


THE CERTIFICATES


AT A GLANCE

The chart below provides an overview of the four different types of Certificates we offer. For more detailed information, please refer to the remainder of this section. SEE ALSO "General Terms and Conditions" for additional information about common features of the Certificates.

|----------------------------------------------------------------------------------------------------------------------|
|                             |                              Name of Certificate                                       |
|                             |----------------------------------------------------------------------------------------|
|                             |      Accumulator    |        Growth       |        Reserve      |          Gold        |
|                             |      -----------    |        ------       |        -------      |         ----         |
|                             |---------------------|---------------------|---------------------|----------------------|
| Certificate Type            |      Installment    |      Fully Paid     |       Fully Paid    |      Fully Paid      |
| ----------------------------|---------------------|---------------------|---------------------|----------------------|
| Minimum Investment          |         $250*       |        $2,500       |        $25,000      |       $250,000       |
|-----------------------------|---------------------|---------------------|---------------------|----------------------|
| Min. Additional Investments |          $50*       |         $250**      |          None       |        $5,000        |
|-----------------------------|---------------------|---------------------|---------------------|----------------------|
| Maximum Investment          |      $1.5 million   |       $250,000      |       $2.5 million  |      $2.5 million    |
|-----------------------------|----------------------------------------------------------------------------------------|
| Guarantee Periods           |                                   1, 3, 5 or 10 years                                  |
|-----------------------------|----------------------------------------------------------------------------------------|
| Maturity Date               |                              20 years from Effective Date                              |
|-----------------------------|----------------------------------------------------------------------------------------|
|                             |                                                                                        |
| Benchmarks                  |      FOR 1, 3, 5 YEAR GUARANTEE PERIODS:  the HIGHER of (i) the average rate for       |
|                             |      CDs of comparable  maturities  as quoted on the Bank Rate Monitor  National       |
|                             |      Index and (ii) the yield on Treasuries of comparable maturities, on a given       |
|                             |      Interest  Rate  Date.  SEE  "Interest   Rates"  under  "General  Terms  and       |
|                             |      Conditions."                                                                      |
|                             |                                                                                        |
|                             |      FOR 10 YEAR  GUARANTEE  PERIODS:  the yield on 10-year  Treasury notes on a       |
|                             |      given  Interest Rate Date.  SEE "Interest  Rates" under  "General Terms and       |
|                             |      Conditions."                                                                      |
|-----------------------------|----------------------------------------------------------------------------------------|
|Interest Rate Target***             0.5% to 2.5% above benchmark****                                                  |
|----------------------------------------------------------------------------------------------------------------------|
| MINIMUM INTEREST RATE                 4.5%                  4.5%                   6%                   4.5%         |
|----------------------------------------------------------------------------------------------------------------------|

|                                                                                                                      |
| *    The minimum face-amount for any Accumulator Certificate is $5,000.                                              |
|                                                                                                                      |
| **   You may make additional contributions in an aggregate amount up to 15% of                                       |
|      your initial investment.                                                                                        |
|                                                                                                                      |
| ***  The Company  reserves  the right to set an interest  rate target above                                          |
|      the target stated above.                                                                                        |
|                                                                                                                      |
|**** Interest rates generally will be higher for larger investments.                                                  |
|-----------------------------------------------------------------------------------------------------------------------

ACCUMULATOR CERTIFICATES

WHO SHOULD INVEST. Accumulator Certificates are designed for investors who want to save for retirement, or save to meet college or other long-term expenses, by systematically investing in a fixed-income investment that offers competitive interest rates.

INVESTMENT AMOUNTS. You can invest up to the face-amount of your Accumulator Certificate in monthly or quarterly installments, which is why these Certificates are sometimes referred to as "installment Certificates." You can select how much you would like to invest on an installment basis, subject to the limits described above. PLEASE NOTE THAT FAILURE TO MAKE A SCHEDULED PAYMENT FOR YOUR ACCUMULATOR CERTIFICATE MAY RESULT IN THE LAPSE OF YOUR CERTIFICATE. SEE "Lapse and Reinstatement," immediately below.

LAPSE AND REINSTATEMENT. All scheduled payments for Accumulator Certificates are due on the first day of the month. If we do not receive your scheduled payment by the 15th day of the month, your Certificate will be in default, and will lapse.

You can reinstate your Accumulator Certificate by paying the missed payment, plus an administrative fee equal to the higher of 5% of the missed payment or $5.00, within six months from the original due date of the missed payment. We will apply any missed payments that we receive to the current Guarantee Period to which you have applied your Account Value. Any missed payment will earn interest commencing on the date we apply it to such Guarantee Period.

Alternatively, you can elect to surrender your lapsed Certificate for its Surrender Value, or convert it to a "fully paid" Certificate in an amount equal to its then Surrender Value. Your fully paid Certificate will have the same Maturity Date as your lapsed Certificate, and your Account Value will be applied automatically to the Guarantee Period that ends closest to the Maturity Date of the Certificate, without extending past such Maturity Date, at the interest rate applicable to such Guarantee Period.

If, within six months from the original due date of your missed payment, you have not notified the Company of your decision to reinstate, surrender or convert your lapsed Accumulator Certificate, the Company will automatically convert your lapsed Accumulator Certificate into a fully paid Certificate as described above.


GROWTH CERTIFICATES

WHO SHOULD INVEST. Growth Certificates are designed for investors seeking competitive interest rates on a single lump-sum investment, but who do not have the amount necessary to purchase a Gold Certificate, which normally offers a higher rate of interest.

INVESTMENT AMOUNTS. You can purchase Growth Certificates with a single principal investment or "lump sum," subject to the limits described above. Because these Certificates do not require any additional payment, they are sometimes referred to as "fully paid" Certificates. You have the option, however, of making one or more additional principal investments in amounts ranging from $250 up to an aggregate maximum of 15% of your initial investment, subject to the maximum principal investment limit described above. SEE "Additional Investments" under "General Terms and Conditions."


RESERVE CERTIFICATES

WHO SHOULD INVEST. Reserve Certificates are designed for investors seeking a high rate of current income. Because of the Reserve Certificate's unique systematic withdrawal feature, the Certificate may be ideal for retired persons who need to receive disbursements from their retirement accounts either to meet IRS requirements for minimum disbursements from their tax-qualified plan or to fund retirement living.

INVESTMENT AMOUNTS. You can purchase Reserve Certificates with a single principal investment ranging from $25,000 to $2.5 million. Like the Growth Certificates, Reserve Certificates are sometimes referred to as "fully paid" Certificates. We do not accept additional principal investments under the Reserve Certificates.

SYSTEMATIC WITHDRAWAL. Reserve Certificates allow you to make systematic withdrawals of both principal and accrued interest, without incurring any withdrawal charge or early withdrawal penalty. You can choose to make systematic withdrawals either monthly or quarterly. The minimum amount you may withdraw at any time is $150. We will treat withdrawals as coming first from interest earned on your principal investment, and then from principal. Reserve Certificates require a minimum Account Value of 50% of your original principal investment. Systematic withdrawals will reduce the amount of your Account Value, and may result in the application of a lower interest rate. SEE "Affect on Interest Rates" under "Accessing Your Account Value."


GOLD CERTIFICATES

WHO SHOULD INVEST. Gold Certificates are designed for investors seeking competitive interest rates on large investments. Interest rates on Gold Certificates normally will be the most favorable of all of the Certificates offered by this Prospectus.

INVESTMENT AMOUNTS. You can purchase Gold Certificates with a single principal investment, subject to the limits described above. Like the Growth Certificates, Gold Certificates are sometimes referred to as "fully paid" Certificates. You can also make one or more additional principal investments, subject to a $5,000 minimum. SEE "Additional Investments" under "General Terms and Conditions."

GENERAL TERMS
AND CONDITIONS


The following terms and conditions apply to each type of Certificate described in this Prospectus, unless otherwise specifically noted. We reserve the right to issue other Certificates with different terms and conditions. The terms and conditions of your Certificate may not be changed except by mutual agreement.


FACE-AMOUNT

The face-amount of your Certificate equals the amount you invest when you purchase your Certificate, or, in the case of the Accumulator Certificate, the amount you agree to invest during the life of the Certificate. The face-amount will remain the same during the life of your Certificate.


ACCOUNT VALUE

Your Account Value initially will equal the face-amount of your Certificate (except for Accumulator Certificates, in which case it will equal the amount of your first scheduled principal investment). Periodically, we will adjust your Account Value to reflect increases due to additional principal investments and accrued interest, and decreases due to withdrawals and fees and charges. SEE "Reports" under "Shareholder Services" for information on the types of reports we will provide to you.


PRINCIPAL INVESTMENTS

The amounts that you invest in your Certificate constitute your principal investments. We also treat interest that has accrued on your Certificate during a Guarantee Period and that you apply to another Guarantee Period as principal for that period. We will credit your initial principal investment and issue your Certificate on the Effective Date, that is, the first day of the month following the date we accept your application. We will credit interest on your initial principal investment during the period prior to the Effective Date at the rate in effect when we accept your application.


ADDITIONAL INVESTMENTS

You can make additional unscheduled principal investments during the life of your Certificate (other than the Reserve Certificate), subject to the minimum and maximum limits described above. Please note that we will credit additional principal investments only on the first day of each month. We will not accept additional principal investments for any Reserve Certificate. Accumulator Certificate owners are required to make the principal investments according to the agreed upon schedule to avoid a lapse of their Certificate.


INTEREST RATES

WHEN WE CALCULATE INTEREST RATES. We calculate the Certificate interest rates for each Guarantee Period generally on the first and third Monday of each month (each an "Interest Rate Date"). We may calculate the interest rates more frequently or at different times, in our sole discretion, and, from time to time, we may offer special promotional rates on the Certificates.

HOW WE CALCULATE INTEREST RATES. We calculate the interest rates in our sole discretion, primarily in response to changes in market conditions, as generally reflected in the benchmarks that we use. On any given Interest Rate Date, the interest rates available for each Guarantee Period will be the HIGHER of (i) the Minimum Interest Rate and (ii) our Interest Rate Target for that Guarantee Period. The Minimum Interest Rate for each Certificate is 4.5% (6% in the case of the Reserve Certificates). The Interest Rate Target for each Guarantee Period will equal the benchmark for that Period, plus a margin generally ranging from 0.50% to 2.5%. At no time will the margin that we apply be less than 0.50%.

When determining the Interest Rate Target for the one, three, and five year Guarantee Periods, the benchmark will be the HIGHER of: (i) the average rate for CDs of comparable maturity quoted on the Bank Rate Monitor National Index ("BRM Index") and (ii) the yield for Treasuries of comparable maturity, on a given Interest Rate Date. The average rates set out in the BRM Index are based on a weekly survey of the 50 largest banks and the 50 largest thrift institutions in the 10 largest metropolitan areas in the United States. The Bank Rate Monitor is a publication of Advertising New Services, Inc., an independent national news organization that collects and disseminates information about bank rates and the banking industry.

The BRM Index does not include an average rate for 10 year CDs. Accordingly, we use the yield on 10 year Treasury notes as the benchmark for the 10 year Guarantee Period.

APPLICABLE INTEREST RATE. You will earn interest for your initial Guarantee Period at the rate in effect on the date we accept your application and receive your initial principal investment at our offices. We will send you a confirmation of the interest rate that applies to your Certificate. For any subsequent principal investment, we will apply the interest rate available, for the current Guarantee Period in which you are invested, on the date we credit the payment. If you pay by check, you will begin earning interest on the day your check clears. Prior to the end of each Guarantee Period, we will notify you of the interest rates available under your Certificate for the subsequent Guarantee Periods.

INFORMATION ON INTEREST RATES.

We will publish quotations of the available interest rates from time to time. You also can find out what the available interest rates are on any given day by calling us at 1-888-74-YIELD or 301-215-7515. Interest rates for future Guarantee Periods may be greater or less than the interest rates for the current Guarantee Period that you select.


GUARANTEE PERIODS

You can lock in the interest rates available under your Certificate for Guarantee Periods of one, three, five and 10 years. Your initial Guarantee Period begins on the Effective Date. Generally, the longer the Guarantee Period you select, the higher the interest rate you will earn. At the end of each Guarantee Period, you can select another Guarantee Period of the same or different length. We will notify you at least 15 days prior to the expiration of each Guarantee Period. For convenience, unless you specify otherwise prior to the end of your current Guarantee Period, we will automatically apply your Account Value to another Guarantee Period of equal length, using the then applicable interest rate.

You may continue to select successive Guarantee Periods up until the Certificate's Maturity Date. SEE "Maturity Date," immediately below. You may not select a Guarantee Period that would carry the Certificate past its Maturity Date. If you select a Guarantee Period that would end after your Certificate's Maturity Date, we will instead apply your Account Value to the next shortest Guarantee Period that ends at or prior to your Certificate's Maturity Date, using that period's then applicable interest rate.


MATURITY DATE

The Maturity Date for all 1st Atlantic Guaranty Certificates is 20 years from the Effective Date. On the Maturity Date, we will pay you the face-amount of your Certificate plus all accrued interest, plus any subsequent principal investments, less any withdrawals and applicable fees and charges.


FEES AND CHARGES

SERVICE FEES. We charge a per payment fee of $5.00 to process regular monthly or quarterly payments of accrued interest that you have elected to withdraw and $25.00 to process any unscheduled interest payment requests. We will deduct the fee from each payment you receive. This charge does not apply to systematic withdrawals under the Reserve Certificates.

WITHDRAWAL CHARGE. If you withdraw some or all of your principal investment prior to your fifth Certificate Anniversary, we will assess a withdrawal charge from your remaining Account Value or, in the case of a complete surrender, the amount withdrawn, according to the following schedule:

 As a % of Amount Withdrawn:                      5%  4%  3%  2%  1%  0%
 ---------------------------
 # of Certificate Anniversaries:                  1   2   3   4   5   Over 5
 ------------------------------

This charge does not apply to systematic withdrawals under the Reserve Certificates. In addition to a withdrawal charge, you may be subject to an early withdrawal penalty. SEE "Penalty for Early Withdrawal" under "Accessing Your Account Value."


OTHER TERMS AND CONDITIONS

The Certificates carry no voting rights and are not entitled to participate in any dividends that may be declared by the Board of Directors. The Certificates are not secured by any particular asset of the Company; however, as required by federal law, the Company maintains reserves with its custodian to support its obligations under the Certificates. SEE "Reserves."


PERFORMANCE

From time to time, we may quote current and historical yields on our Certificates in advertisements and in sales literature. The availability of the current yields quoted will depend on when you purchase your Certificate and how much you invest. Quotations of historical yields are not indicative of future yields. We also may compare our yields to those offered by competing products, such as CDs and Treasuries, as well as other fixed-income securities.


HOW TO BUY
CERTIFICATES

You can buy Certificates through one of the methods described below. You must complete an application and submit it, along with payment, at the time of purchase. WE RESERVE THE RIGHT TO ACCEPT OR REJECT ANY APPLICATION IN OUR SOLE DISCRETION.


THROUGH THE COMPANY

BY MAIL.  You can buy  Certificates  directly  from the  Company  by sending a
completed   application,   along  with  a  check,  to  1st  Atlantic  Guaranty
Corporation, Bethesda Metro Center, Suite 700, Bethesda, MD 20814.

BY WIRE. You may also wire payments for Certificates to the Company's wire bank account. Before wiring funds, please call us at 1-888-74-YIELD or 301-215-7515 to advise us of your investment and to receive instructions as to how and where to wire your investment. The minimum amount you may wire is $_________. Please remember to return your completed application to us at the address above.


THROUGH AUTHORIZED SELLERS

You can buy Certificates through broker-dealers that have selling group agreements with us. Please call us at 1-888-74-YIELD or 301-215-7515 to find out whether your broker-dealer is on our list of authorized sellers. We will pay any compensation to authorized sellers out of our general funds, so that all of your money will be invested in your Certificate. Compensation paid will not exceed the maximum withdrawal charge and penalty for early withdrawal.


AFFINITY GROUPS

From time to time, we may seek to introduce our Certificates to members of affinity groups, including service organizations, non-profit associations, and other types of membership organizations (collectively, "affinity groups"). Although affinity groups are not permitted to sell Certificates, they may provide us with mailing lists and other information to enable us to market Certificates to their members. For their cooperation, we may compensate affinity groups an amount that we mutually agreed upon. Please call us at 1-888-74-YIELD or 301-215-7515 for the current list of affinity groups with whom we have arrangements.


INVESTMENT AMOUNTS

For an explanation of the minimum and maximum investments in each type of Certificate, SEE "The Certificates." Certain additional restrictions may apply under if you use the Certificates to fund your Individual Retirement Account ("IRA") or other qualified retirement plan account.


CANCELING YOUR ORDER

You can, without penalty or withdrawl charge, cancel your investment in a Certificate within 10 days after the date of purchase. Simply call us at the same telephone number or write to us. You will not earn any interest on Certificates that you cancel under this provision.

ACCESSING YOUR
ACCOUNT VALUE


You can access all or any part of your Certificate's Account Value at any time, subject to the terms and conditions described below.


INTEREST WITHDRAWALS

You can schedule regular withdrawals of interest that has accrued under your Certificate on a monthly, quarterly, or annual basis. Each accrued interest withdrawal will be subject to a small service fee. Unscheduled interest withdrawals are subject to a higher fee. SEE "Fees and Charges" under "General Terms and Conditions." To qualify for this feature, you must maintain an Account Value at all times equal to at least $10,000.


PRINCIPAL WITHDRAWALS

You can also withdraw some or all of your principal investments in your Certificate prior to maturity. However, a withdrawal charge and an early withdrawal penalty may apply upon withdrawal, other than for systematic withdrawals under the Reserve Certificates. SEE "Withdrawal Charge" under "Fees and Charges," and "Penalty for Early Withdrawal," below. To avoid incurring a withdrawal charge and the penalty for early withdrawal, you may request a temporary principal withdrawal of up to 50% of your Account Value for a term not to exceed the earlier of five years or the Maturity Date of your Certificate. You will not earn interest on the amount you withdraw from your Certificate. Temporary principal withdrawals are subject to an annual interest charge not to exceed 6% of the amount withdrawn. If you decide not to reinvest your temporary principal withdrawal, we will treat it as a permanent withdrawal and will assess against your remaining Account Value the penalty for early withdrawal that would have applied at the time of the withdrawal. Temporary principal withdrawls are not available for Accumulator Certificates. Withdrawals of principal may cause your Certificate to fall into a lower interest rate category. SEE "Affect on Interest Rates," below.


WITHDRAWAL AMOUNTS

The minimum amount that you may withdraw at any time from your Certificate is $100 ($150 in the case of the Reserve Certificates), provided, however, that the remaining Account Value under your Certificate (other than Reserve Certificate) does not fall below the stated minimums. We will notify you and seek additional instructions from you if the amount of your withdrawal request would cause your Account Value to fall below that minimum. If you fail to respond and your withdrawal would cause your Account Value to fall below that minimum, we will treat your it as a request for a complete surrender of your Certificate.

PENALTY FOR EARLY WITHDRAWAL

If you withdraw some or all of your PRINCIPAL INVESTMENTS on or before your fifth Certificate Anniversary, we will deduct a penalty from your remaining Account Value, or, in the case of a complete surrender, from the amount withdrawn, equal to 12 months interest payable on the amount withdrawn. After your fifth Certificate Anniversary, the penalty will apply only if you withdraw prior to the end of a Guarantee Period.

The foregoing penalty does not apply to systematic withdrawals under the Reserve Certificate. In addition, the penalty does not apply if the withdrawal is due to the need to meet unexpected expenses from your death, illness, or other hardship for which we, in our sole discretion, may determine to grant an exemption.

We assess the foregoing penalty largely because of the negative impact that early withdrawals of principal investments may have on our reserves and our ability to offer competitive interest rates to our customers. You may be subject to additional penalties if you withdraw amounts held in a Certificate from an IRA or other tax-qualified plan.


AFFECT ON INTEREST RATES

A withdrawal will cause a reduction in the Account Value under your Certificate. If the reduction puts your Account Value in a lower category of applicable interest rates, we will apply the lower interest rate from the date of the withdrawal, even if it occurs prior to the end of a Guarantee Period.


REQUESTING A WITHDRAWAL

You may submit written requests for a withdrawal to the Company at our Service Office. We will treat withdrawal requests as coming first from accrued interest, and then from your principal investment. We will process withdrawal requests on the business day that we receive them, and will generally send out a check to you by the next business day.

We make take longer to process your request if you recently purchased or added to a Certificate with a check that has not yet cleared. In addition, we reserve the right to defer payments for up to 30 days, in which case we will pay interest on the deferred payment at the Minimum Interest Rate.

For our mutual protection, we may require a signature guarantee if:

     0    you seek to withdraw an amount in excess of $50,000,
     0 you ask us to pay redemption proceeds to someone other than the registered owners,

     0 you ask us to send redemption proceeds to an address other than the address of record, a preauthorized bank account, or a preauthorized brokerage firm account,
     0 we receive instructions from an agent, not the registered owners, or 0 we believe a signature guarantee would protect us against potential claims based on the instructions received.

A signature guarantee verifies the authenticity of your signature. You can obtain a signature guarantee from certain banks, brokers or other eligible guarantors. YOU SHOULD VERIFY THAT THE INSTITUTION IS AN ELIGIBLE GUARANTOR PRIOR TO SIGNING. A NOTARIZED SIGNATURE IS NOT SUFFICIENT.


ACCOUNT TRANSACTIONS


TRANSFERRING OWNERSHIP

You may transfer ownership of your Certificate by submitting a completed transfer request form to our Service Office. Please note that transfers of ownership from a tax-qualified plan may have adverse tax consequences. Please consult your tax adviser.


EXCHANGING CERTIFICATES

You may one Certificate for another, provided you meet the minimum investment threshold for the new Certificate. Exchanges will become effective on the first day of the next Guarantee Period following the date we receive your exchange request. Withdrawal charges and penalties do not apply upon the exchange of one Certificate for another; however, they may apply to withdrawals from the new Certificate. To effect an exchange, please call us at 1-888-74-YIELD or 301-215-7515 to receive instructions.


TAX MATTERS


All interest that you earn on your Certificate is taxable to you in the year in which it accrues, regardless of whether you elect to receive it during that year. We will send you a report showing all reportable income under your Certificate.

If you are using your Certificate to fund an IRA or other tax-qualified plan, you generally will pay no federal income taxes on your interest until you begin taking withdrawals. We are required to withhold federal income taxes on IRA withdrawals unless you tell us not to. We are also required to withhold 20% on most other distributions from tax-qualified plans, unless the distribution is directly rolled over to another tax-qualified plan or IRA.

If you are using your Certificate to fund a Roth IRA, your contributions will not be tax deductible; however, the distributions from your Roth IRA may be tax free depending on how and when you withdraw your money from the account. Subject to certain income limitations, you may make a rollover contribution from a non-Roth IRA to a Roth IRA. The rollover will be taxable currently, but future distributions from the Roth IRA may be tax free as in the preceding sentence. The maximum contribution to a Roth IRA is $2,000, not counting rollover contributions, and contributions may be made beyond age 70 1/2. The maximum yearly contribution to all IRA's combined is still $2,000.


THE COMPANY


ORGANIZATION AND OPERATIONS

The Company was organized as a Maryland corporation on October 1, 1997. It is registered with the SEC as a face-amount certificate company, which is a type of investment company.

The  Company's   capitalization   consists  solely  of  10,000,000  shares  of
authorized common stock, par value $0.01 per share ("common stock"). On ___________, 1998, ____________________ contributed the initial capitalization of the Company, and as of that date, owned all of the issued and outstanding shares of the Company's common stock. As of the date of this Prospectus, the Company has capital in excess of the minimum amount required by the rules and regulations of the SEC and the Investment Company Act of 1940 ("1940 Act"). The Company believes that its capital is adequate for its business activities.

The Company's business activities consist entirely of the issuance and servicing of Certificates and the investment of the proceeds received from the sale of its Certificates in securities and other assets. The profitability of the Company's operations is determined by the difference between (1) the amount of the Company's earnings on its investment portfolio and (2) the expenses the Company incurs (e.g., the interest it agrees to pay, taxes, and its investment and operating expenses, such as investment advisory fees, brokerage costs, custodial expenses, disinterested director fees, and distribution fees). The Company, through it wholly-owned subsidiary, Atlantic Capital, manages its real estate loan portfolio, which supports its obligations under the Certificates. SEE "Atlantic Capital" under "Management."


DIRECTORS AND OFFICERS

Certain information about the Company's directors and officers, including their principal occupations for the past five years, is set out below. Members of the Board who are considered "interested persons" of the Company under the

1940 Act are indicated by an asterisk (*). The Company has no employees, and all of the directors and officers, other than directors who are not interested persons of the Company, serve in such capacities without compensation.

                                                                    Principal Occupations
 Name, Address  and Age         Positions with the Company          During the Past Five Years
 ----------------------         --------------------------          --------------------------

                                [TO BE FILED BY
                                  AMENDMENT.]


MANAGEMENT


BOARD OF DIRECTORS

The Board of Directors ("Board") is responsible for managing the Company's business affairs. Directors are elected annually at the Company's annual meeting of shareholders. Each Director who is not an interested person of the Company receives an annual retainer of $______ for serving on the Board, an annual retainer of $____ for serving on one or more committees of the Board, and a $____ fee for each regular or special Board meeting he or she attends. The Directors also receive reimbursement for their expenses incurred in attending any meeting of the Board. The Board generally meets quarterly.


COMMITTEES OF THE BOARD OF DIRECTORS

The Company has an Audit Committee and an Executive Committee. The duties of each Committee and its present membership are as follows:

AUDIT COMMITTEE: The members of the Audit Committee consult with the Company's independent auditors if the auditors deem it desirable, and meet with the Company's independent auditors at least once annually to discuss the scope and results of the annual audit of the Company and such other matters as the Committee members deem appropriate or desirable. Directors _____, _____, and _____ are members of the Audit Committee.

EXECUTIVE COMMITTEE: During intervals between meetings of the Board, the Executive Committee possesses and may exercise all of the powers of the Board in the management of the Company except as to those matters that specifically require action by the Board. Directors _____, _____, and _____ are members of the Executive Committee.

INVESTMENTS COMMITTEE: The members of the Investments Committee oversee the investment activities of the Adviser, which manages the Company's securities portfolio, and the activities of the Company's wholly-owned subsidiary, Atlantic Capital, which manages the Company's real estate loan portfolio. Directors _____, _____, and _____ are members of the Investments Committee.


INVESTMENT ADVISER

The Adviser serves as the investment adviser to the Company pursuant to an investment advisory agreement, dated _________, 1998 ("Advisory Agreement"). Subject to the supervision of the Board, the Adviser is responsible under the Advisory Agreement for selecting and managing the Company's securities investments to ensure that the Company has, in cash or qualified investments, as that term is defined in Section 28(b) of the 1940 Act, assets having an aggregate value not less than that required by applicable law. The Adviser also is responsible for placing orders for the purchase and sale of the Company's securities investments with brokers and dealers that the Adviser selects.

In addition, pursuant to the Advisory Agreement, the Adviser has agreed to render regular reports to the Board regarding its investment decisions and brokerage allocation practices for the Company, to assist the Company's
custodian  in  valuing  portfolio   securities  and  computing  the  Company's
reserves, and to furnish the Company with the assistance, cooperation, and information necessary for it to meet various legal requirements regarding registration and reporting. The Adviser also has agreed to furnish to the Company adequate facilities and personnel necessary for the Directors and officers of the Company to manage the affairs and conduct of the Company's business.

The Adviser, located at 45 Rockefeller Plaza, New York, NY 10111, is a division of Key Asset Management, Inc., a registered investment adviser with over $___ billion of assets under management as of the date of this Prospectus.

For its services, the Adviser receives, pursuant to the Advisory Agreement, a monthly fee from the Company equal to:

                          [TO BE FILED BY AMENDMENT.]


ATLANTIC CAPITAL

Atlantic  Capital is a Maryland  corporation  newly created by the Company for
the  purpose  of  managing  its  real  estate  loan   portfolio.   [ADDITIONAL
INFORMATION TO BE FILED BY AMENDMENT.]

RELATED PARTY TRANSACTIONS


                         [TO BE FILED BY AMENDMENT.]


RESERVES


Federal law requires us to maintain a portion of the payments that we receive under the Certificates as reserves. The purpose of these reserves is to ensure that we have enough assets to meet our obligations under the Certificates.
Federal law also requires that we invest our reserves in "qualified investments," which are investments of a kind that life insurance companies can invest in or hold under the provisions of the laws of the District of Columbia or those otherwise approved for investment by the SEC. SEE "Types of Investments" under "Investments." In addition, federal law prohibits us from declaring or paying dividends to our shareholders in excess of certain limits unless we meet our reserve requirements.

We maintain our reserves with our custodian, Key Trust Company of Ohio, 127 Public Square, Cleveland, Ohio, 44114 ("Custodian"). Pursuant to its Custody Agreement with us, the Custodian is responsible for the safekeeping of our assets, and, among other things, is authorized to take certain remedial steps should we fail to make a payment when due or otherwise default on any of our obligations under the Certificates. The Custodian is an affiliate of the Adviser.


INVESTMENTS


TYPES OF INVESTMENTS

We expect to invest our reserves, as well as the amount that we hold in excess of the reserves, primarily in the types of securities and other investments described below. Except as specifically noted, we may invest our reserves in such investments without limitation. In addition, except as specifically noted, the limitations described below apply only at the time of investment. The assets that we hold in excess of reserves are not subject to the limitations described below.

BANK OBLIGATIONS. We may invest in CDs, bankers' acceptances, and other short-term debt obligations of banks. CDs are short-term obligations that commercial banks issue for a specified period of time and at a specified interest rate. Banker's acceptances are time drafts drawn on a commercial bank by a borrower, usually in connection with international commercial transactions.

COMMERCIAL PAPER AND OTHER CORPORATE DEBT. We may invest in commercial paper issued by companies that meet certain qualifications established by the Board of Directors ("qualified corporations"). Commercial paper consists of short-term unsecured promissory notes that qualified corporations issue to finance short-term credit needs. We also may invest in longer-term debt obligations of qualified corporations. We will not invest more than two percent of our reserves in any one issue of such obligations of any one qualified corporation.

EQUIPMENT RELATED INSTRUMENTS. We may invest in equipment trust certificates and similar instruments (collectively, "equipment related instruments") that are secured by transportation equipment (e.g., railroad cars, trucks, and airplanes) that has been sold or leased to a common carrier. Equipment related instruments are a means of financing the acquisition of equipment. A trustee, such as a bank, holds the title to the equipment, collects purchase or lease payments from the purchaser, and, in turn, makes principal and interest payments to the instrument holders for a specified term. In case of default, the trustee is authorized to sell the equipment to protect the instrument holders. We will not invest more than two percent of our reserves in any one issue of a equipment related instrument by any one corporation.

MUNICIPAL SECURITIES. We may invest in various types of municipal securities, which are debt securities issued by a state, its political subdivisions, agencies, authorities, school districts, and other governmental instrumentalities for various public purposes, including, for example, the construction of public facilities, hospitals, highways, and schools. We will only invest in municipal securities that (i) represent direct and general obligations of the issuing governmental entity, or (ii) are payable from designated revenues pledged to the payment of the principal and interest on such securities.

PREFERRED AND COMMON STOCK. We may invest in preferred and common stock of qualified corporations. Preferred stock has priority over common stock as to income and generally as to the assets of an issuer, but usually has limited voting rights. We may invest in the common stocks of qualified corporations whose debt and preferred stock, if any, also meet our criteria for investment. We will not invest more than one percent of our reserves in the preferred or common stock of any single qualified corporation.

REAL ESTATE AND REAL ESTATE LOANS. We may invest directly in real estate or in real estate loans. We generally will only purchase or hold real estate if it is income producing. We may, however, also receive real estate in satisfaction of debts owed to us, and may improve or develop any real estate that we acquire. We will not invest or agree to invest in real estate if such investment would cause us to: (i) invest more than two percent of our reserves in real estate or improvements thereon during any period of 12 consecutive months; (ii) invest or hold more than five percent of our reserves in real estate or improvements thereon for the purpose of producing income; or (iii) hold more than 10% of our reserves in real estate. We also may invest in real estate loans secured by a first lien on the real estate, PROVIDED such loan is worth at least 33 1/3% more than the amount loaned.

U.S. GOVERNMENT SECURITIES. We may invest in direct obligations of the U.S. Government ("U.S. Government securities"). These include bills (which have maturities of one year or less), notes (which have maturities of between 2 and

10 years), and bonds (which have maturities greater than 10 years) issued by the U.S. Treasury ("Treasury"). The market value of U.S. Government securities will fluctuate with changes in interest rate levels. Thus, if interest rates increase from the time the security was purchased, the market value of the security will decrease. Conversely, if interest rates decrease, the market value of the security will increase.

U.S. GOVERNMENT AGENCY SECURITIES. We may invest in securities issued by certain federal agencies that are (i) backed by the full faith and credit of the United States, (ii) guaranteed by the Treasury, (iii) or are supported by the agency's right to borrow from the Treasury. Issuing agencies may include, for example, the Government National Mortgage Association ("GNMA" or Ginnie Mae"), Federal National Mortgage Association ("FNMA" or "Fannie Mae"), or Federal Home Loan Mortgage Corporation ("FHLMC" or "Freddie Mac"). Although their close relationship with the U.S. Government is believed to make them high-quality securities with minimal credit risks, the U.S. Government is not obligated by law to support either FNMA or FHLMC.


INVESTMENT PRACTICES

The Company's Board has established the investment policies set out below. The Board may change these policies at any time without shareholder or Certificate owner approval.

BORROWING. We may borrow money to a limited extent from banks (including the Company's custodian bank) as we deem necessary or appropriate to our business. We will not buy securities on margin or sell securities short.

COMMODITIES. We do not currently intend to engage in the purchase or sale of commodities.

CONCENTRATION. We maintain no restrictions on the amount of securities that we may invest in any industry or group of industries.

LOANS. We may make loans in amounts up to 85% of the value of the securities pledged as collateral for the loans. The securities pledged as collateral must be of a type in which we can invest.

PORTFOLIO TURNOVER. We will buy, sell, or hold our assets in the manner that we deem prudent, without regard to the impact on the turnover rate of our portfolio.

SENIOR SECURITIES. We are restricted by law from issuing any securities other than face-amount certificates, common stock, and promissory notes or other paper related to our borrowings.

UNDERWRITING SECURITIES. We do not intend to act as an underwriter of securities issued by other persons. We may, however, be deemed to be an underwriter when we purchase and later sell unregistered securities.

INVESTOR SERVICES


AUTOMATIC INVESTMENTS

You can automatically make periodic investments in your Accumulator, Growth, or Gold Certificates. To establish your automatic investment plan, please call 1-888-74-YIELD or 1-301-215-7515.


DIRECT DEPOSITS

You can arrange for your investment in your Certificates to be deposited directly out of your payroll or government check. To establish your direct deposit arrangement, please call 1-888-74-YIELD or 301-215-7515.


INQUIRIES

1st Atlantic Guaranty has a dedicated staff of individuals that are available each business day to assist you with questions you may have about the Certificates or your account. Please call 1-888- 74-YIELD between the hours of 9:00 and 4:00 on any business day.


REPORTS

Each quarter we will send you an account statement showing your Certificate's Account Value, your Certificate's surrender value, and all account activity for the preceding quarter, including the amount and rate of interest you earned, the amount of any principal investments you made, and the amount of any fees and charges assessed. In addition, we will send you annual reports that include audited financial statements for the Company.


INDEPENDENT AUDITORS

_________________,  located  at  _________________,  serve as the  independent auditors of the Company. Their auditing services include rendering an opinion on the financial statements of the Company.

FINANCIAL STATEMENTS

We had no operations prior to the date of this Prospectus. An audited balance sheet for the Company, as of _____________, 1998, and the report of the Company's independent auditors thereon, appears on the next page. The Company has included the audited balance sheet in this Prospectus in reliance upon the report of _______________, independent auditors, and upon the authority of said firm as experts in accounting and auditing.


             [AUDITED BALANCE SHEET TO BE SUPPLIED BY AMENDMENT.]

THE COMPANY
AND ITS SERVICE PROVIDERS

THE COMPANY:

1ST Atlantic Guaranty Corporation
Bethesda Metro Center, Suite 700
Bethesda, MD  20814


INVESTMENT ADVISER:

Spears, Benzak, Salomon & Farrell,
a division of Key Asset Management, Inc.
45  Rockefeller Plaza
New York, NY  10111


CUSTODIAN:

Key Trust Company of Ohio
127 Public Square
Cleveland, OH  44114


INDEPENDENT AUDITORS:

[TO BE FILED BY AMENDMENT.]


LEGAL COUNSEL:

Freedman, Levy, Kroll & Simonds
1050 Connecticut Avenue, Suite 825
Washington, D.C. 20036


                               [BACK COVER PAGE]

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         SEC Registration Fee
         State Fees
         Printing fees              [TO BE FILED BY AMENDMENT.]
         Legal fees
         Accounting Fees
         Miscellaneous

                      Total:

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under Section 2-418 of Maryland General Corporation Law, a corporation may indemnify certain Directors, officers, employees, or agents. Consistent with Maryland law, Article Seventh(E)(viii) of Registrant's Articles of Incorporation ("Articles") permits it to indemnify its Directors and officers to the fullest extent permitted by law. In addition, Article X of Registrant's By-Laws permits it to insure and indemnify its Directors, officers, employees and agents to the fullest extent permitted by law. The above-cited provisions of Registrant's Articles and By-Laws, which are filed herewith, are incorporated by reference into this Item.

     Various agreements that Register has entered or will enter into contain provisions for the indemnification of Registrant's officers and directors to the extent permitted by applicable law. These agreements have been filed as exhibits to this Registration Statement, and are hereby incorporated by reference into this Item to the extent necessary.


ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

     The disclosure set forth under the heading "The Company Organization and Operations" in the Prospectus contained herein is hereby incorporated by reference in response to this item. Registrant issued the shares described therein in reliance upon the exemption set forth in Section 4(2) of the Securities Act of 1933 for transactions not involving a public offering.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)      Exhibits:

         Exhibit
         No.               Description of Exhibits (Filed Herewith Unless Otherwise Indicated)
         --------          -------------------------------------------------------------------
         (1)-(2)           Not applicable.

         (3)(i)            Articles of Incorporation of 1st Atlantic
                           Guaranty Corporation.

         (3)(ii)           By-laws of 1st Atlantic Guaranty Corporation.

         (4)(a)            Forms of Certificates.  [TO BE FILED BY AMENDMENT.]

         (4)(b)            Form of Application. [TO BE FILED BY AMENDMENT.]

         (5)               Opinion of Counsel. [TO BE FILED BY AMENDMENT.]

         (6)-(9)           Not applicable.

         (10)(a)           Form of Investment Advisory Agreement. [TO BE FILED BY AMENDMENT.]

         (10)(b)           Form of Custody Agreement. [TO BE FILED BY AMENDMENT.]

         (10)(c)           Form of Subscription Agreement. [TO BE FILED BY AMENDMENT.]

         (11)-(20)         Not applicable.

         (21)              Subsidiaries of 1st Atlantic Guaranty Corporation, incorporated by reference to the disclosure under the captions "The Company -
                           Organization and Operations" and "Management - Atlantic Capital" in
                           the Prospectus contained herein.

         (22)              Not applicable.

         (23)              Consent of Independent Auditors. [TO BE FILED BY AMENDMENT.]

         (24)              Powers of attorney. [TO BE FILED BY AMENDMENT.]

         (25)-(26)         Not applicable.

         (27)              Financial Data Schedule. [TO BE FILED BY AMENDMENT.]

(b)      Financial Statement Schedules:

         Not applicable.


ITEM 17.  UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under Securities Act of 1933 (the "1933 Act") may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.


ITEM 18.  FINANCIAL STATEMENTS AND SCHEDULES.

        Not applicable.

                                  SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda and State of Maryland, on the 1st day of December, 1997.

                                       1st ATLANTIC GUARANTY COMPANY


                                       By:/s/JOHN J. LAWBAUGH
                                          ---------------------------
                                          John J. Lawbaugh, President

Pursuant to the requirements of the Securities Act of 1933, the following persons have signed the Registration Statement in the capacities indicated on the 1st day of December, 1997.


Signature                              Capacity

 /s/JOHN J. LAWBAUGH                   President, Treasurer, and  Director
 -------------------                   (Principal Executive, Financial, and
 John J. Lawbaugh                      Accounting Officer)